ZYCPA Company Limited
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

The Board of Directors
China Marine Food Group Limited:

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 2 to Form S-1 of our report dated March 22, 2010, relating to the consolidated financial statements of China Marine Food Group Limited and Subsidiaries as of and for the year ended December 31, 2009, which appear in the Annual Report on Form 10-K of China Marine Food Group Limited for the year ended December 31, 2009.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

ZYCPA Co Ltd

ZYCPA Company Limited
Certified Public Accountants
June 15, 2010
Hong Kong, China

9 FLOOR, CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD ROAD, CENTRAL, HONG KONG
Phone: (852) 2573 2296 Fax: (852) 2384 2022 http://www.zycpa.us